Financial Supplement NASDAQ: VMD Leading th e Healthcare Industry in Home Respiratory Care August 6, 2025 1 Second Quarter 2025

Disclaimers Forward Looking Statements Certain statements contained in this Financial Supplement may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue and Adjusted EBITDA guidance for 2025, and the anticipated benefits of the acquisition of Lehan’s Medical Equipment, including its expected contribution to the Company’s financial performance in the second half of 2025, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns, as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this Financial Supplement are made as of the date of this Financial Supplement and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law. This Financial Supplement contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results. Non-GAAP and Other Financial Information This Financial Supplement refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income including depreciation and amortization of capitalized assets, net interest expense, stock based compensation, transaction costs, impairment of assets, and taxes. A reconciliation between GAAP and non-GAAP financial information is provided below. 2 VieMed Healthcare Inc. I Supplemental Presentation

Key Themes for Q2 2025 3 Solid execution with record second-quarter results and continued momentum in our core vent and sleep therapy businesses. SG&A improvements fueled by favorable product mix drove strong margin stability and enhanced profitability. Repurchased $1.8 million worth of common shares during the quarter, reflecting disciplined capital strategy and confidence in the long-term value of the business. Backed by a strong balance sheet and liquidity position at quarter-end, we completed the strategic acquisition of Lehan’s Medical Equipment on July 1. With Lehan’s contribution beginning in Q3, we’ve raised our full- year 2025 guidance and are well-positioned for a strong second half. • Revenue growth of 15% YOY in Q2 • Robust vent patient growth of 11% YOY in Q2; up 3% sequentially from Q1 • Sleep therapy patients were up 51% YOY and up 15% sequentially in Q2; new sleep patient starts were up 72% YOY, and sleep resupply patient count was up 25% YOY and up 10% sequentially • Net income increased 120% YOY for Q2 • Adjusted EBITDA increased 12% YOY for Q2; Adjusted EBITDA of 22.7% in line with full-year outlook • Completed repurchases of 270,061 common shares for $1.8 million and average price of $6.79 per share VieMed Healthcare Inc. I Supplemental Presentation

Financial and Operational Highlights

(expressed in thousands of U.S. Dollars, except operational information).

For the quarter ended:	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Financial Information:								
Revenue	$63,056	$59,129	$60,695	$58,004	$54,965	$50,593	$50,739	$49,402
Gross Profit	$36,731	$33,279	$36,138	$34,371	$32,892	$29,802	$32,111	$30,562
Gross Profit %	58%	56%	60%	59%	60%	59%	63%	62%
Net Income attributable to Viemed Healthcare, Inc.	$3,157	$2,625	$4,316	$3,878	$1,468	$1,603	$3,477	$2,919
Cash and Cash Equivalents (As of)	$20,016	$10,160	$17,540	$11,347	$8,807	$7,309	$12,839	$10,078
Total Assets (As of)	$184,603	$178,079	$177,069	$169,526	$163,947	$154,875	$154,895	$149,400
Adjusted EBITDA[1]	$14,287	$12,765	$14,242	$13,954	$12,813	$10,098	$12,845	$12,081
Operational Information:								
Vent Patients[2]	12,152	11,809	11,795	11,374	10,905	10,450	10,327	10,244
PAP Therapy Patients[3]	26,260	22,899	21,338	19,478	17,349	15,726	14,900	14,788
Sleep Resupply Patients[4]	25,246	22,941	24,478	22,143	20,185	18,904	18,902	18,544

[1] Refer to "Non-GAAP Reconciliations" in this presentation for definition of Adjusted EBITDA and a reconciliation to its most comparable GAAP measure.
[2] Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.
[3] PAP Therapy Patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter.
[4] Sleep Resupply Patients represents the number of distinct patients who received supplies through our sleep resupply program during each calendar quarter.

VieMed Healthcare Inc. I Supplemental Presentation

VieMed

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Medicare 40% Medicaid/ MCO 8% Medicare Advantage 22% Commercial 18% Other 12% Ventilation 54% Sleep 19% Oxygen 10% Other 17% Q2 2025 Rental 76% Sales 24% Medicare 42% Medicaid/ MCO 8% Medicare Advantage 20% Commercial 19% Other 11% Ventilation 56% Sleep 16% Oxygen 10% Other 18% Q2 2024 Service, Payor and Revenue Mix 5 SERVICE MIX PAYOR MIX REVENUE MIX VieMed Healthcare Inc. I Supplemental Presentation SERVICE MIX PAYOR MIX Rental 78% Sales 22% REVENUE MIX

Revenue Highlights 6 For the quarter ended 6/30/25 3/31/25 12/31/24 9/30/24 6/30/24 3/31/24 12/31/23 9/30/23 Rental Revenue (expressed in thousands of USD): Ventilators, non-invasive & invasive $33,819 $32,159 $33,173 $31,772 $30,445 $29,187 $29,077 $28,322 Other home medical equipment rentals $13,823 $12,962 $13,047 $12,459 $12,211 $10,934 $11,871 $11,119 Sales & Service Revenue (expressed in thousands of USD): Equipment and supply sales $9,514 $7,519 $8,940 $8,440 $7,378 $6,138 $6,486 $7,742 Service revenues $5,900 $6,489 $5,535 $5,333 $4,931 $4,334 $3,305 $2,219 Total revenues $63,056 $59,129 $60,695 $58,004 $54,965 $50,593 $50,739 $49,402 Rental Revenue (% of Total revenue): Ventilators, non-invasive & invasive 53.6% 54.4% 54.7% 54.8% 55.4% 57.7% 57.3% 57.3% Other home medical equipment rentals 21.9% 21.9% 21.5% 21.5% 22.2% 21.6% 23.4% 22.5% Sales & Service Revenue (% of Total revenue): Equipment and supply sales 15.1% 12.7% 14.7% 14.6% 13.4% 12.1% 12.8% 15.7% Service revenues 9.4% 11.0% 9.1% 9.2% 9.0% 8.6% 6.5% 4.5% Total revenues 100% 100% 100% 100% 100% 100% 100% 100% VieMed Healthcare Inc. I Supplemental Presentation

Net CAPEX 7 For the quarter ended 6/30/25 3/31/25 12/31/24 9/30/24 6/30/24 3/31/24 12/31/23 9/30/23 Purchase of property and equipment 8,129 15,483 11,829 11,002 8,934 6,006 7,932 7,402 Proceeds from sale of property and equipment (6,402) (6,953) (2,881) (6,033) (766) (641) (460) (353) Net CAPEX 1,727 8,530 8,948 4,969 8,168 5,365 7,472 7,049 Net Capex % of Net Revenue 2.7% 14.4% 14.7% 8.6% 14.9% 10.6% 14.7% 14.3% VieMed Healthcare Inc. I Supplemental Presentation (expressed in thousands of U.S. Dollars)

Liquidity Metrics 8 Positioned for growth • The Company maintains a healthy balance sheet with no net debt as of June 30, 2025, providing significant financial flexibility. • As of June 30, 2025, the Company had $55 million in unfunded commitments available under its existing credit facilities, supporting growth initiatives such as the acquisition of Lehan’s, which closed on July 1, 2025. For the period ended 6/30/25 12/31/24 12/31/23 Cash on hand $ 20,016 $ 17,540 $ 12,839 Working Capital $ 18,021 $ 15,554 $ 6,243 Long Term Debt $ 3,465 $ 3,589 $ 6,002 VieMed Healthcare Inc. I Supplemental Presentation (expressed in thousands of U.S. Dollars)

2025 Guidance – Commentary 9 Core Metrics • Net revenue of $271 million to $277 million; an increase from $256 million to $265 million • Adjusted EBITDA of $59 million to $62 million (22% of net revenue); an increase from $55 million to $58 million • Both increases are primarily related to inclusion of Lehan's anticipated results for 2H 2025 Directional Commentary on Quarterly Cadence • Organic year-over-year growth expected to be consistent with prior year • Expect to see sequential growth in 2H 2025 • Capex expected to normalize in 2H 2025 as ventilator buyback program completed in June Detailed Assumptions • Reaffirms expectations for organic sequential revenue growth of 5% to 9% in 3rd and 4th quarters • Updated guidance also reflects the anticipated full second-half impact of Lehan’s VieMed Healthcare Inc. I Supplemental Presentation

Non-GAAP Reconciliations 10 (a) Represents non-cash, equity-based compensation expense associated with option and RSU awards. (b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions. (c) Represents impairments of the fair value of investment and litigation-related assets. Reconciliation of Net Income to Non-GAAP Adjusted EBITDA For the quarter ended: 6/30/25 3/31/25 12/31/24 9/30/24 6/30/24 3/31/24 12/31/23 9/30/23 Net Income attributable to Viemed Healthcare, Inc. $ 3,157 $ 2,625 $ 4,316 $ 3,878 $ 1,468 $ 1,603 $ 3,477 $ 2,919 Add back: Depreciation & amortization 6,891 6,613 6,366 6,408 6,309 6,285 5,918 5,975 Interest expense, net 132 179 147 225 254 150 256 237 Stock-based compensation(a) 2,341 2,311 1,521 1,712 1,620 1,432 1,534 1,453 Transaction costs(b) 53 85 11 12 221 110 61 177 Impairment of assets(c) - - - 125 2,173 - - - Income tax expense 1,713 952 1,881 1,594 768 518 1,599 1,320 Adjusted EBITDA $ 14,287 $ 12,765 $ 14,242 $ 13,954 $ 12,813 $ 10,098 $ 12,845 $ 12,081 VieMed Healthcare Inc. I Supplemental Presentation (expressed in thousands of U.S. Dollars)